Exhibit 99.1

Adaptimmune Reports Second Quarter 2019 Financial Results and Business Update

- Started SPEARHEAD-1 clinical trial with ADP-A2M4 in synovial sarcoma and MRCLS patients —

- Started low-dose radiation sub-study with ADP-A2M4 with the MD Anderson Cancer Center -

- Started SURPASS trial — the first next-generation clinical trial with ADP-A2M4CD8 —

- Will complete ADP-A2M10 trials by end of 2019 -

- Announced that Adrian Rawcliffe will become Chief Executive Officer, and James Noble a Non-Executive Director on the Company’s Board -

- John Lunger promoted to new role of Chief Patient Supply Officer -

- Rafael Amado, President of R&D, leaving the Company -

- Initiated collaboration with Alpine Immune Sciences to develop next-generation SPEAR T-cells -

- Continued support of clinical trial and commercial delivery to patients, including working with Vineti —

- Financial guidance confirmed: funded through Q3 2020 -

- Conference call to be held today at 8:00 a.m. EDT (1:00 p.m. BST) -

PHILADELPHIA, PA., and OXFORDSHIRE, U.K., August 1, 2019 (GLOBE NEWSWIRE) — Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in T-cell therapy to treat cancer, today reported financial results for the second quarter ended June 30, 2019 and provided a business update.

James Noble, Adaptimmune CEO said: “I have spent twenty years in the field of T-cell receptors and am convinced that they will have an important role in treating patients. We have already seen compelling data in sarcoma with ADP-A2M4 and have recently started a trial with a next-generation SPEAR T-cell and a combination trial with low-dose radiation to improve the depth and durability of responses. It is my final pleasure as CEO to be handing over to Adrian - I know that he will do an excellent job in taking the Company through its next evolution towards commercialization. The changes that he is already introducing and the plans for the future will bring energy and focus to the tasks ahead, accelerating execution across the Company.”

Adrian Rawcliffe, incoming Adaptimmune CEO said: “Looking forward, I intend to further focus the Company on increasing the pace of execution, which has already enabled us to initiate our first late-stage trial: SPEARHEAD-1, our first next-gen trial: SURPASS, and the low-dose radiation sub-study in recent weeks. In addition, we will strengthen our capabilities to be ready to launch our first product in 2022. Finally, we intend to leverage the state-of-the-art integrated capabilities that we have built in research, development and supply, to apply them in cell therapy more broadly.”

Clinical programs

•                  Initiated Phase 2 SPEARHEAD-1 trial with ADP-A2M4 in synovial sarcoma and myxoid/ round cell liposarcoma patients

•                  Initiated SURPASS trial with ADP-A2M4CD8 — the first next-generation trial with SPEAR T-cells

•                  Preclinical data show that these next-generation SPEAR T-cells may improve long term T-cell function as well as antitumor activity

•                  Initiated low-dose radiation sub-study of ADP-A2M4 Phase 1 trial in collaboration with the MD Anderson Cancer Center

•                  There is emerging data showing that low-dose radiation could enhance T-cell tumor trafficking and responses

•                  Focusing efforts on ADP-A2M4, ADP-A2M4CD8, and ADP-A2AFP, with enrollment in the ADP-A2M10 trials closing by the end of 2019

•                  Will provide clinical updates on all ongoing clinical trials at medical conferences

•                  At ESMO 2019, Brian Van Tine, MD, PhD of Washington University in St. Louis will present an oral presentation titled “ADP-A2M4 (MAGE-A4) in patients with Synovial Sarcoma” on September 30, 2019

•                  Since our last clinical update, the Company has reported serious adverse events (SAEs) in three patients

•                  All three patients received the highest lymphodepletion regimen: fludarabine (30mg/m2/day for 4 days) and cyclophosphamide (1800 mg/m2/day for 2 days)

•                  One patient in each of the ADP-A2M10 and ADP-A2M4 trials had reports of severe prolonged pancytopenia. Both patients subsequently died of complications.

•                  In the third patient (in the ADP-A2M4 trial) there was one report of Grade 3 neurotoxicity. The patient subsequently died of a stroke that the Company believes was unrelated to SPEAR T-cell therapy.

•                  Subsequently, the protocols for all ADP-A2M4 and ADP-A2M10 trials have been amended to include changes in eligibility criteria and reversion to the previously used lower dose of cyclophosphamide

•                  These protocol changes have been communicated to the FDA

Commercial readiness

•                  Working with Vineti as part of Adaptimmune’s strategy to deliver products through clinical trials and into scaled-up production post approval. Vineti is the first cloud-based software platform to efficiently take T-cell therapies through clinical trials and into mainstream medicine at commercial scale.

Pipeline

•                  Initiated collaboration with Alpine Immune Sciences to develop next-generation products

•                  Progress with allogeneic program continues with updates to be presented at future conferences

Other corporate news

•                  Today’s changes to the Executive Team follow the Company’s recent news that Adrian Rawcliffe will assume the role of Chief Executive Officer on September 1, 2019, succeeding James Noble who will transition to a non-executive director role

•                  John Lunger, previously SVP Manufacturing and Supply Chain, is promoted to the Executive Team as Chief Patient Supply Officer from August 1, 2019, as Adaptimmune gears up for commercial delivery of products to patients

•                  Rafael Amado, President of R&D, will leave the Company on August 12, 2019

•                  The new Executive Team will comprise Adrian Rawcliffe (Chief Executive Officer), Bill Bertrand (Chief Operating Officer), Helen Tayton-Martin (Chief Business Officer and co-Founder), and John Lunger (Chief Patient Supply Officer)

•                  The Company is recruiting a Chief Medical Officer and a Chief Financial Officer

Financial Results for the three-month period ended June 30, 2019

•                  Cash / liquidity position: As of June 30, 2019, Adaptimmune had cash and cash equivalents of $34.6 million and Total Liquidity(1) of $133.4 million.

•                  Revenue: Revenue for both the three and six months ended June 30, 2019 was $0.2 million, compared to $9.0 million and $17.2 million for the same periods in 2018. The revenue in the three and six months ended 2019 is due to the commencement of development on the third target nominated by GSK under the Collaboration and License Agreement, whereas the revenue for the same periods in 2018 was recognized due to the performance under the NY-ESO transition program and the PRAME development plan, which were completed in 2018.

•                  Research and development (R&D) expenses: R&D expenses for the three and six months ended June 30, 2019 were $25.5 million and $47.5 million, respectively, compared to $26.6 million and $52.0 million for the same periods of 2018. The decreases in both periods were primarily due to a reduction in expenditure associated with the NY-ESO program, which was transferred to GSK on July 23, 2018.

•                  General and administrative (G&A) expenses: G&A expenses for the three and six months ended June 30, 2019 were $10.1 million and $21.9 million respectively, compared to $11.3 million and $22.5 million for the same periods of 2018. The decreases in both periods are due to a reduction in general corporate costs including travel and IT expenditure.

•                  Other expense, net: Other expense, net for the three and six months ended June 30, 2019 was $6.3 million and $0.9 million respectively, compared to an expense of $15.4 million and $8.3 million for the same periods of 2018. Other expense, net primarily comprises unrealized foreign exchange losses, which fluctuate depending on exchange rate movements and the amount of foreign currency assets and liabilities.

•                  Net loss: Net loss attributable to holders of the Company’s ordinary shares for the three and six month periods ended June 30, 2019 was a loss of $41.1 million and $68.5 million respectively, and $(0.07) and $(0.11) per ordinary share respectively, compared to a loss of $43.8 million and $64.6 million respectively and $(0.08) and $(0.11) per ordinary share respectively in the same periods of 2018.

Financial guidance

The Company believes that its existing cash, cash equivalents and marketable securities will fund the Company’s current operations through the third quarter of 2020.

Conference Call and Webcast Information

The Company will host a live teleconference at 8:00 a.m. EDT (1:00 p.m. BST) today, August 1, 2019. The live webcast of the conference call will be available in the investor section of Adaptimmune’s corporate website at www.adaptimmune.com. An archive will be available after the call at the same address. To participate in the live conference call, please dial (833) 652-5917 (U.S. or Canada) or +1 (430) 775-1624 (International). After placing the call, please ask to be joined into the Adaptimmune conference call and provide the confirmation code (8299695).

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for cancer patients. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors. For more information, please visit http://www.adaptimmune.com.

(1)  Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

Forward-looking statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 6, 2019, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Total Liquidity (a non-GAAP financial measure)

Total Liquidity (a non-GAAP financial measure) is the total of cash and cash equivalents and marketable securities. Each of these components appears in the consolidated balance sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the consolidated financial statements, which reconciles to Total Liquidity as follows (in thousands):

	June 30,	December 31,
	2019	2018
Cash and cash equivalents	$34,574	$68,379
Marketable securities	98,832	136,755
Total Liquidity	$133,406	$205,134

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its management of overall liquidity, financial flexibility, capital structure and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$157	$9,038	$157	$17,234
Operating expenses
Research and development	(25,511)	(26,624)	(47,530)	(52,016)
General and administrative	(10,148)	(11,291)	(21,921)	(22,495)
Total operating expenses	(35,659)	(37,915)	(69,451)	(74,511)
Operating loss	(35,502)	(28,877)	(69,294)	(57,277)
Interest income	757	540	1,709	1,199
Other expense, net	(6,277)	(15,406)	(847)	(8,276)
Loss before income taxes	(41,022)	(43,743)	(68,432)	(64,354)
Income taxes	(65)	(102)	(67)	(229)
Net loss attributable to ordinary shareholders	$(41,087)	$(43,845)	$(68,499)	$(64,583)

Net loss per ordinary share - Basic and diluted
Basic and diluted	$(0.07)	$(0.08)	$(0.11)	$(0.11)

Weighted average shares outstanding:
Basic and diluted	629,355,975	565,197,217	628,655,278	563,804,832

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share data)

	June 30,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$34,574	$68,379
Marketable securities - available-for-sale debt securities	98,832	136,755
Accounts receivable, net of allowance for doubtful accounts of $0 and $0	3,809	192
Other current assets and prepaid expenses (including current portion of clinical materials)	37,918	25,769
Total current assets	175,133	231,095

Restricted cash	4,403	4,097
Clinical materials	2,690	3,953
Operating lease right-of-use assets, net of accumulated amortization	21,507	—
Property, plant and equipment, net of accumulated depreciation of $19,528 (2018: $15,924)	33,722	36,118
Intangibles, net of accumulated amortization	2,066	1,473
Total assets	$239,521	$276,736

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	4,344	4,083
Operating lease liabilities, current	2,338	—
Accrued expenses and other accrued liabilities	18,595	20,354
Deferred revenue	3,016	—
Total current liabilities	28,293	24,437

Operating lease liabilities, non-current	23,666	—
Other liabilities, non-current	571	5,414
Total liabilities	52,530	29,851

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 785,857,300 authorized and 630,672,578 issued and outstanding (2018: 701,103,126 authorized and 627,454,270 issued and outstanding)	943	939
Additional paid in capital	581,245	574,208
Accumulated other comprehensive loss	(8,199)	(9,763)
Accumulated deficit	(386,998)	(318,499)
Total stockholders’ equity	186,991	246,885

Total liabilities and stockholders’ equity	$239,521	$276,736

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Six months ended
	June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(68,499)	$(64,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,642	3,499
Amortization	333	304
Share-based compensation expense	6,675	8,411
Realized (gain) loss on available-for-sale debt securities	(13)	2,473
Unrealized foreign exchange losses	1,048	2,915
Other	(153)	16
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(16,851)	(11,602)
Decrease in non-current operating assets	1,263	87
Increase (decrease) in payables and deferred revenue	2,184	(24,162)
Net cash used in operating activities	(70,371)	(82,642)

Cash flows from investing activities
Acquisition of property, plant and equipment	(1,202)	(3,139)
Acquisition of intangibles	(922)	(10)
Maturity or redemption of marketable securities	54,324	70,717
Investment in marketable securities	(15,983)	(33,556)
Net cash provided by investing activities	36,217	34,012

Cash flows from financing activities
Proceeds from exercise of stock options	366	2,424
Net cash provided by financing activities	366	2,424

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	289	4,417
Net decrease in cash and cash equivalents	(33,499)	(41,789)
Cash, cash equivalents and restricted cash at start of period	72,476	88,296
Cash, cash equivalents and restricted cash at end of period	$38,977	$46,507

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com